SEC Form 4
FORM 4 Check this box if no longer subject to Section 16. Form 4 or Form 5 obligations may continue. See Instruction 1(b).
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP

Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, Section 17(a) of the Public Utility Holding Company Act of 1935 or Section 30(h) of the Investment Company Act of 1940

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1. Name and Address of Reporting Person*
LOLA BROWN TRUST 1B
(Last)	(First)	(Middle)

3301 C STREET

(Street)
ANCHORAGE	AK	99503

(City)	(State)	(Zip)

2. Issuer Name and Ticker or Trading Symbol
NEUBERGER BERMAN REAL ESTATE INCOME FUND INC [ NRL ]

3. Date of Earliest Transaction (Month/Day/Year)
09/21/2007
4. If Amendment, Date of Original Filed (Month/Day/Year)

5. Relationship of Reporting Person(s) to Issuer
(Check all applicable)
Director	X	10% Owner
Officer (give title below)		Other (specify below)
6. Individual or Joint/Group Filing (Check Applicable Line)
Form filed by One Reporting Person
X	Form filed by More than One Reporting Person

Table I - Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Transaction Date (Month/Day/Year)	2A. Deemed Execution Date, if any (Month/Day/Year)	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed Of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A) or (D)	Price
Common Stock	09/21/2007		P (1)		2,476,020	A	$24.49	2,939,220	D (2)

Table II - Derivative Securities Acquired, Disposed of, or Beneficially Owned (e.g., puts, calls, warrants, options, convertible securities)
1. Title of Derivative Security (Instr. 3)	2. Conversion or Exercise Price of Derivative Security	3. Transaction Date (Month/Day/Year)	3A. Deemed Execution Date, if any (Month/Day/Year)	4. Transaction Code (Instr. 8)		5. Number of Derivative Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)		6. Date Exercisable and Expiration Date (Month/Day/Year)		7. Title and Amount of Securities Underlying Derivative Security (Instr. 3 and 4)		8. Price of Derivative Security (Instr. 5)	9. Number of derivative Securities Beneficially Owned Following Reported Transaction(s) (Instr. 4)	10. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	11. Nature of Indirect Beneficial Ownership (Instr. 4)
				Code	V	(A)	(D)	Date Exercisable	Expiration Date	Title	Amount or Number of Shares

1. Name and Address of Reporting Person*
LOLA BROWN TRUST 1B

(Last)	(First)	(Middle)

3301 C STREET

(Street)
ANCHORAGE	AK	99503
(City)	(State)	(Zip)
1. Name and Address of Reporting Person*
HOREJSI STEWART R

(Last)	(First)	(Middle)

200 SOUTH SANTA FE

(Street)
SALINA	KS	67401
(City)	(State)	(Zip)

Explanation of Responses:
1. Shares listed under Item 4 were acquired through a third-party tender offer. The Lola Trust purchased the shares indicated in Item 4 in the tender offer at a price equal to 99% of the Fund's net asset value on September 14, 2007.

2. The trustees of the Lola Brown Trust No. 1B (the "Brown Trust") are Badlands Trust Company ("Badlands"), Susan L. Ciciora and Larry Dunlap. Such trustees may be deemed to control the Brown Trust and may be deemed to possess indirect beneficial ownership of the Shares held by the Brown Trust. However, none of the trustees, acting alone, can vote or exercise dispositive authority over Shares held by the Brown Trust. Accordingly, Badlands, Ms. Ciciora and Mr. Dunlap disclaim beneficial ownership of the Shares beneficially owned, directly or indirectly, by the Brown Trust. In addition to serving as a trustee, Ms. Ciciora is also a beneficiary of the Brown Trust. As a result of his advisory role with the Brown Trust, Stewart R. Horejsi may be deemed to have indirect beneficial ownership of the Shares directly beneficially owned by the Brown Trust. However, Mr. Horejsi disclaims such beneficial ownership of the Shares directly beneficially held by the Brown Trust.

Stephen C. Miller, President, Badlands Trust Company, LLC, trustee of the Lola Brown Trust No. 1B	10/03/2007
Stewart R. Horejsi	10/03/2007
** Signature of Reporting Person	Date
Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly.
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